Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

October 1, 2025

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

BofA Finance LLC

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Ladies and Gentlemen:

As United States tax counsel to Bank of America Corporation (“BAC”) and BofA Finance LLC (“BofA Finance” and, together with BAC, the “Registrants”) in connection with the registration of (i) Senior Debt Securities of each of the Registrants (collectively, the “Debt Securities”) and related guarantees of BAC (the “Debt Security Guarantees”) and (ii) Warrants of BofA Finance (collectively, the “Warrants”) and related guarantees of BAC (the “Warrant Guarantees” and, together with the Debt Securities, the Debt Security Guarantees and the Warrants, the “Securities”) pursuant to a registration statement on form S-3 (the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on October 1, 2025, we hereby confirm to you that the discussion set forth under the heading “U.S. Federal Income Tax Considerations” in the prospectus forming a part of the Registration Statement (the “Prospectus”) is our opinion, subject to the qualifications and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “U.S. Federal Income Tax Considerations” in the Prospectus. If a prospectus supplement, including without limitation any document referred to as a product supplement, index supplement, underlier supplement or pricing supplement, relating to the offer and sale of any Securities is prepared and filed by one or both of the Registrants with the Commission on a future date and such prospectus supplement contains our opinion and a reference to us, this consent shall apply to our opinion and the reference to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.